EXHIBIT 12.1

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                                                Chukchansi Economic Development Authority

                                           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                            Period from
                                                          June 15, 2001          Fiscal Year          Three Months     Three Months
                                                             through               ended                Ended             Ended
                                                           December 31,          December 31,          March 31,         March 31,
                                                               2001                  2002               2003             2002
                                                          ---------------    ----------------   ----------------  ---------------
Computation of earnings
Income (loss) before income taxes and extraordinary item    $ (3,197,759)       $ (8,239,235)      $ (6,004,514)      $ (419,317)

Add:
Fixed charges                                                    299,042           5,918,126          5,193,892           32,182
Amortization of capitalized interest                                   -                   -                  -                -
Subtract:
Interest capitalized                                                   -                   -                  -                -
                                                          ---------------    ----------------   ----------------  ---------------
     Earnings, as adjusted                                  $ (2,898,717)       $ (2,321,109)        $ (810,622)      $ (387,135)
                                                          ===============    ================   ================  ===============


Computation of fixed charges:
Interest expense                                               $ 299,042         $ 5,918,126        $ 5,193,892         $ 32,182
Interest capitalized                                                   -                   -                  -                -
Amortized capitalized expenses related to indebtedness                 -                   -                  -                -
Estimated interest within rental/lease expense (1)                     -                   -                  -                -
                                                          ---------------    ----------------   ----------------  ---------------
     Fixed charges                                             $ 299,042         $ 5,918,126        $ 5,193,892         $ 32,182
                                                          ===============    ================   ================  ===============

Ratio of earnings to fixed charges (2)                                 -                   -                  -                -



(1) For purposes of computing the ratio of earnings to fixed charges, estimated interest within rental & lease expense is computed as one-half of rent/lease expense, which is deemed to be representative of an interest factor.

(2) Deficiency of earnings to fixed charges                  $ 3,197,759         $ 8,239,235        $ 6,004,514        $ 419,317

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                 Chukchansi Economic Development Authority

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                Period from
                                                               June 15, 2001
                                                                 through
                                                                 March 31,
                                                                   2003
                                                              ----------------
Computation of earnings
Income (loss) before income taxes and extraordinary item        $ (17,441,508)

Add:
Fixed charges                                                      11,411,060
                                                              ----------------
     Earnings, as adjusted                                       $ (6,030,448)
                                                              ================


Computation of fixed charges:
Interest expense                                                 $ 11,411,060
Estimated interest within rental/lease expense (1)                          -
                                                             -----------------
     Fixed charges                                               $ 11,411,060
                                                             =================

Ratio of earnings to fixed charges (2)                                      -


(1) For purposes of computing the ratio of earnings to fixed charges, estimated interest within rental & lease expense is computed as one-half of rent/lease expense, which is deemed to be representative of an interest factor.

(2) Deficiency of earnings to fixed charges                     $  17,441,508